Exhibit 99.3

Dear                   ,

Today is a great day for DraftKings and our customers! As you might be seeing in the news, we are excited to announce that DraftKings intends to go public in 2020. In addition, SBTech, a provider of sports betting solutions and services to operators in regulated markets, will be joining the DraftKings family. We are doing this to accelerate our product innovation and gaming expansion into new states to enhance your overall experience with DraftKings. We expect to deliver more products and features that amplify the digital sports entertainment and gaming experience and seize our market opportunity as the only U.S.-based, true technology company in the sports gaming industry.

As always, our customers remain at the core of everything we do. As such, here is what we want to make sure you know:

•	We do not expect our plans to go public to have an impact on your DraftKings experience. We will continue to provide you with the best-in-class products and customer service you are accustomed to.

•	There will be no changes to the safety and security of your personal or payment information.

Loyalty from our players has been the most critical element of DraftKings' success over the past eight years, and our team remains committed to continuing to improve. It will remain our mission to make your digital sports entertainment and gaming experience more thrilling, and we believe this company evolution will ultimately enable us to be more innovative with the sports betting and gaming products we create, to offer you an even better experience in digital sports entertainment. We have the best fans in the world and could not have done any of this without you.

If you have any questions, please reach out to the DraftKings Customer Experience team at support@draftkings.com.

Best,

Jason Robins, Matt Kalish, Paul Liberman

Co-founders, DraftKings

******

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination between DraftKings, Diamond Eagle Acquisition Corp. (“DEAC”) and SBTech (Global) Limited (“SBTech”), DEAC NV Merger Corp., a subsidiary of DEAC and the going-forward public company to be renamed DraftKings Inc. at closing (“New DraftKings”), intends to file a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus, and certain other related documents, to be used at the meeting of DEAC stockholders to approve the proposed business combination. Investors and security holders of DEAC are urged to read the proxy statement/prospectus, any amendments thereto and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about DraftKings, SBTech, DEAC and the proposed business combination. The definitive proxy statement will be mailed to stockholders of DEAC as of a record date to be established for voting on the proposed business combination. Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at the SEC's web site at www.sec.gov, or by directing a request to: Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

DEAC and its directors and executive officers may be deemed participants in the solicitation of proxies from DEAC's stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in DEAC is contained in the final prospectus for DEAC's initial public offering, which was filed with the SEC on May 14, 2019, and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280. Additional information regarding the interests of such participants will be set forth in the Registration Statement for the proposed business combination when available.

Each of DraftKings and SBTech and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of DEAC in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the Registration Statement for the business combination when available.

No Offer or Solicitation

This communication does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described in this communication. This communication also does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933, as amended, or an exemption therefrom.